UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry Into a Material Definitive Agreement

On February 21, 2007, Websense, Inc. (the “Company”) and Arden Realty Limited Partnership, a Maryland limited partnership (the “Landlord”) entered into a Seventh Amendment to Lease, effective as of February 12, 2007 (the “Amendment”).  The Company and the Landlord are parties to a Lease dated as of April 19, 2002, as modified by six amendments (the “Lease”), under which the Company leases its corporate headquarters of approximately 105,000 square feet in San Diego, California (the “Facility”) through December 31, 2008. The Amendment provides that, among other things, the term of the Lease will be extended such that the Lease shall expire on December 31, 2013.  The Company will also have an option to further extend the Lease for an additional period of five (5) years.  Under the Amendment, the Company will pay, beginning on January 1, 2009, a monthly base rent of $184,086.78.  This monthly base rent will increase yearly thereafter by approximately 3.5%.

The foregoing description of the Lease contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Lease, including the 5th, 6th and 7th amendments thereto, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

ITEM 9.01.      Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

Number	Description

10.1	Fifth Amendment to Lease between Websense, Inc. and Arden Realty Limited Partnership, a Maryland limited partnership, dated December 21, 2006.
10.2	Sixth Amendment to Lease between Websense, Inc. and Arden Realty Limited Partnership, a Maryland limited partnership, dated January 30, 2007.
10.3	Seventh Amendment to Lease between Websense, Inc. and Arden Realty Limited Partnership, a Maryland limited partnership, dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: February 21, 2007	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial and accounting officer)

Index to Exhibits

Number	Description

10.1	Fifth Amendment to Lease between Websense, Inc. and Arden Realty Limited Partnership, a Maryland limited partnership, dated December 21, 2006.
10.2	Sixth Amendment to Lease between Websense, Inc. and Arden Realty Limited Partnership, a Maryland limited partnership, dated January 30, 2007.
10.3	Seventh Amendment to Lease between Websense, Inc. and Arden Realty Limited Partnership, a Maryland limited partnership, dated February 12, 2007.